SECURITIES AND EXCHANGE

                             COMMISSION Washington,

                             D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of

         1934 Date of Report (Date of earliest event reported) December

         30,1997

                         CONAM REALTY INVESTORS 4 L.P.
                               formerly known as HUTTON/CONAM
                        REALTY INVESTORS 4
             (Exact name of registrant as specified in its charter)



     California                  0-13329               11-2685746
State or other jurisdiction      Commission            IRS
Employer
  of incorporation               File Number         Identification
No.



1764 San Diego Avenue
San Diego, CA  92110 Attn.: Robert J. Svatos         92110-1906

Address of principal executive offices                Zip Code



Registrant's telephone number, including area code (619) 297-6771













Item 2. Disposition of Assets:

On   December   30,   1997,  ConAm  Realty   Investors   4   (the
"Partnership")  closed  on  the  sale  of  Pelican  Landing  (the
"Property"). The   Property  sold  for   gross   proceeds   of approximately
$13,400,000 to Pelican Landing Holdings Company L.L.C. (the "Buyer"), which is unaffiliated with the Partnership. The selling price was determined by arm's length negotiations between the Partnership and the Buyer. The transaction resulted in a gain on sale of approximately $5.2 million, which will be reflected in the Partnership's statement of operations for the period ending December 31, 1997.
                           SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CONAM PROPERTY SERVICES IV, LTD
                              General Partner of ConAm Realty
                              Investors 4 L.P.

                         BY:  CONTINENTAL AMERICAN
                              DEVELOPMENT,INC. General Partner


Date:  January 14, 1998            BY:  /s/  Daniel J. Epstein
                                        Daniel J. Epstein
                                        Director, President, and
                                        Principal Executive
                                        Officer


Date:  January 14, 1998            BY:  /s/  Robert J. Svatos
                                        Robert J. Svatos
                                        Chief Financial Officer